                      AMENDED AND RESTATED

             SUPPLEMENTAL RETIREMENT INCOME PLAN OF

                     FLEMING COMPANIES, INC.

                      AND ITS SUBSIDIARIES


        (Amended and Restated Effective January 1, 1995)

                (Execution Date:  March 2, 1995)

                      AMENDED AND RESTATED
             SUPPLEMENTAL RETIREMENT INCOME PLAN OF
                     FLEMING COMPANIES, INC.
                      AND ITS SUBSIDIARIES


                        TABLE OF CONTENTS
                                                             PAGE

ARTICLE I      Name and Purpose of Plan. . . . . . . . . . .    1

          1.1  Name of Plan  . . . . . . . . . . . . . . . .    1
          1.2  Purpose of Plan . . . . . . . . . . . . . . .    1

ARTICLE II     Definitions and Construction  . . . . . . . .    1

          2.1  Definitions . . . . . . . . . . . . . . . . .    1
          2.2  Construction  . . . . . . . . . . . . . . . .    8

ARTICLE III    Participation . . . . . . . . . . . . . . . .    8

          3.1  Selection for Participation . . . . . . . . .    8
          3.2  Participation in Consideration
               for Future Services Only  . . . . . . . . . .    8
          3.3  Other Agreements  . . . . . . . . . . . . . .    9
          3.4  Continuation of Participation
               While on Authorized Leave of
               Absence or After Disability . . . . . . . . .    9

ARTICLE IV     Contributions . . . . . . . . . . . . . . . .    9

          4.1  Payments by the Company and/or
               Subsidiary  . . . . . . . . . . . . . . . . .    9

ARTICLE V      Supplemental Normal Retirement Benefit  . . .    9

          5.1  Calculation of Supplemental Normal
               Retirement Income . . . . . . . . . . . . . .    9
          5.2  Postponed Retirement Date . . . . . . . . . .   10
          5.3  Payment of Supplemental Normal
               Retirement Income . . . . . . . . . . . . . .   10

ARTICLE VI     Death of a Participant. . . . . . . . . . . .   11

          6.1  Payment of Death Benefit  . . . . . . . . . .   11
          6.2  Beneficiary Designation . . . . . . . . . . .   12

ARTICLE VII    Early Retirement  . . . . . . . . . . . . . .   12

          7.1  Supplemental Early Retirement Income  . . . .   12

ARTICLE VIII   Disability  . . . . . . . . . . . . . . . . .   13

          8.1  Supplemental Disability Retirement
               Income  . . . . . . . . . . . . . . . . . . .   13
          8.2  Proof of Disability . . . . . . . . . . . . .   13

ARTICLE IX     Termination of Employment . . . . . . . . . .   14

          9.1  Termination of Employment Prior
               to Retirement Date  . . . . . . . . . . . . .   14
          9.2  Acceleration of Accrual of
               Target Benefit Upon Change
               in Control  . . . . . . . . . . . . . . . . .   14

ARTICLE X      Manner of Payment of Benefits . . . . . . . .   18

          10.1 Payment at Actual Retirement  . . . . . . . .   18
          10.2 Participant to Elect Method
               of Distribution . . . . . . . . . . . . . . .   18

ARTICLE XI     General Benefit Provisions  . . . . . . . . .   18

          11.1 Reemployed Participants Who Had
               Been Receiving Pension Benefits . . . . . . .   18
          11.2 Restrictions on Alienation
               of Benefits . . . . . . . . . . . . . . . . .   19
          11.3 No Trust  . . . . . . . . . . . . . . . . . .   19
          11.4 Withholding and Other
               Employment Taxes  . . . . . . . . . . . . . .   19

ARTICLE XII    Provisions Relating to Participants . . . . .   19

          12.1 Information Required of Participants  . . . .   19
          12.2 Abandonment of Benefits . . . . . . . . . . .   20
          12.3 Benefits Payable to Incompetents  . . . . . .   20
          12.4 Conditions of Employment Not
               Affected by Plan  . . . . . . . . . . . . . .   20

ARTICLE XIII   Administration and Associate Benefits
               Committee . . . . . . . . . . . . . . . . . .   21

          13.1 Allocation of Responsibility
               for Plan Administration . . . . . . . . . . .   21
          13.2 Appointment of Committee  . . . . . . . . . .   21
          13.3 Claims Procedure  . . . . . . . . . . . . . .   21
          13.4 Review Procedure  . . . . . . . . . . . . . .   21
          13.5 Records and Reports . . . . . . . . . . . . .   22
          13.6 Other Committee Powers and Duties . . . . . .   22
          13.7 Rules and Decisions . . . . . . . . . . . . .   23
          13.8 Committee Procedures  . . . . . . . . . . . .   23

ARTICLE XIV    Amendment and Termination . . . . . . . . . .   23

          14.1 Right to Amend or Alter Plan  . . . . . . . .   23
          14.2 Right to Terminate Plan . . . . . . . . . . .   23
          14.3 Merger or Termination of Qualified
               Retirement Plan . . . . . . . . . . . . . . .   24
          14.4 Forfeiture of All Benefits  . . . . . . . . .   24

ARTICLE XV     Miscellaneous Provisions  . . . . . . . . . .   25

          15.1 Articles and Section Titles
               and Headings  . . . . . . . . . . . . . . . .   25
          15.2 Laws of Oklahoma to Govern  . . . . . . . . .   25

                      AMENDED AND RESTATED
             SUPPLEMENTAL RETIREMENT INCOME PLAN OF
                     FLEMING COMPANIES, INC.
                      AND ITS SUBSIDIARIES

          FLEMING COMPANIES, INC., an Oklahoma corporation, hereby adopts the Amended and Restated Supplemental Retirement Income Plan of Fleming Companies, Inc. and Its Subsidiaries upon the following terms and conditions. This Plan shall serve as an amendment, restatement and continuation of that certain nonqualified retirement plan entitled "Supplemental Retirement Income Plan of Fleming Companies, Inc. and Its Subsidiaries" originally adopted effective March 1, 1985.

                            ARTICLE I

                    NAME AND PURPOSE OF PLAN

          1.1 NAME OF PLAN. This Plan shall be hereafter known as the AMENDED AND RESTATED SUPPLEMENTAL RETIREMENT INCOME PLAN OF
FLEMING COMPANIES, INC. AND ITS SUBSIDIARIES.

          1.2 PURPOSE OF PLAN. This Plan shall be considered as a "nonqualified deferred compensation plan" which is to be sponsored by the Company solely for the purpose of providing a supplemental retirement income for a select group of management and highly compensated Associates who contribute materially to the continued growth, development and future business success of the Company and its Subsidiaries. It is the intention of the Company that this Plan and any Agreements entered into pursuant hereto be administered as unfunded benefit plans established and maintained for a select group of management and highly compensated Associates.


                           ARTICLE II

                  DEFINITIONS AND CONSTRUCTION

          2.1 DEFINITIONS. Where the following capitalized words and phrases appear in this instrument, they shall have the respective meanings set forth below unless a different context is clearly expressed herein.

               (a) ACTUARIAL EQUIVALENT: The words "Actuarial Equivalent" shall mean the equivalent of Supplemental Normal Retirement Income as of the applicable Retirement Date otherwise payable to a Participant in the mode of a single life annuity commencing on his Normal Retirement Date, determined using only mortality and interest assumptions. The rates of mortality are contained in the

          Qualified Retirement Plan. The rate of interest shall be the rate determined by the Pension Benefit Guaranty Corporation for valuing immediate annuities effective for defined benefit plans that terminate on the December 31 of the calendar year immediately preceding the date of calculation of actuarial equivalence.

               (b)  ACT:  The word "Act" shall mean Public Law.
          No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

               (c) ACTUARY: The word "Actuary" shall mean an enrolled actuary selected by the Committee to provide actuarial services for the Plan.

               (d) AGREEMENT: The word "Agreement" shall mean that certain "Agreement for Supplemental Retirement
          Income" which will be entered into by and between the Company and the Participant.

               (e) ASSOCIATE: The word "Associate" shall mean any person, employed by the Employer on the basis of an employer-employee relationship, who receives remuneration for personal services rendered to the Employer.

               (f)  AUTHORIZED LEAVE OF ABSENCE:  The words
          "Authorized Leave of Absence" shall mean any extraordinary absence authorized by the Committee within its sole discretion.

               (g) ANNUAL FINAL COMPENSATION: The words "Annual Final Compensation" shall mean the highest annual total compensation earned by a Participant during any of the three consecutive calendar years of his employment immediately preceding his Normal Retirement Date or his earlier termination of employment, as the case may be, which shall include the following:

                    (i)  the total of all amounts paid to a
                    Participant by the Employer as regular salary or wages including overtime, commissions, bonuses, jury pay, vacation pay, sick pay and holiday pay, but excluding other forms of extraordinary compensation reported on the Participant's Form W-2 to the Internal Revenue Service such as final payments of the balance of the bonus bank under the Economic Value Added Incentive Bonus Plan for Fleming Companies, Inc. and Its Subsidiaries, allowances or reimbursement for moving expenses, automobiles, income recognized on the exercise of stock options or upon receipt of an award of stock; provided, Annual Final Compensation shall further be adjusted to include or be limited by the amounts provided in the following Subsection (ii); and

                    (ii)  any amount deferred by a Participant
                    pursuant to (x) Section 401(k) of the Code with respect to an employee benefit plan sponsored by the Employer or (y) Section 125 of the Code with respect to a "cafeteria plan" sponsored by the Employer.

               (h) BASIC RETIREMENT INCOME: The words "Basic Retirement Income" shall mean the retirement benefits which have been paid, or are otherwise payable on his Normal Retirement Date to a Participant, or his dependents, spouse, former spouse pursuant to a "qualified domestic relations order", or such other beneficiary as designated under the Qualified Retirement Plan of the Company.

               (i) BENEFICIARY: The words "Beneficiary" shall mean that person designated by the Participant pursuant to Section 6.2 hereof who would be entitled to receive his Supplemental Retirement Income upon the death of the Participant.

               (j)  CATEGORY I ASSOCIATES:  The words "Category I
          Associates" shall mean the Chief Executive Officer,
          President, Executive Vice Presidents and Senior Vice
          Presidents of the Company.

               (k) CATEGORY II ASSOCIATES: The words "Category II Associates" shall mean Vice Presidents and any other key management Associates of the Company and its Subsidiaries.

               (l)  CAUSE:  The word "Cause" when used in
          connection with a termination from employment after a Change of Control shall mean termination for one of the following reasons:

                    (i) the conviction of the Participant of a
               felony by a federal or state court of competent jurisdiction; (ii) an act or acts of dishonesty taken by the Participant and intended to result in substantial personal enrichment of the Participant at the expense of the Company; (iii) the Participant's "willful" failure to follow a direct, reasonable and lawful written order from his supervisor, within the reasonable scope of the Participant's duties, which failure is not cured within 30 days; or (iv) the Participant's failure to perform his specified duties and responsibilities for a period of 45 days as determined by his supervisor after a warning in writing. Further, for purposes of this Section
               (b):

                         (1)  No act or failure to act, on the
                         Participant's part shall be deemed
                         "willful" unless done, or omitted to be
                         done, by the Participant not in good
                         faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company.

                         (2)  The Participant shall not be deemed
                         to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4ths) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant was guilty of conduct set forth in clauses (i), (ii), (iii) or (iv) above and specifying the particulars thereof in detail.

               (m)  CHANGE OF CONTROL:  The words "Change of
          Control" shall have the meaning set forth in Section 9.2 of this Plan.

               (n) CODE: The word "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               (o) COMMITTEE: The word "Committee" shall mean the Compensation and Organization Committee appointed by the Board of Directors of the Company under Article XIII herein to administer the Plan.

               (p) COMPANY: The word "Company" shall mean Fleming Companies, Inc., or its successor.

               (q) DISABILITY: The word "Disability" shall mean a condition whereby a Participant has become totally and permanently disabled within the meaning of the Long-Term

          Disability Plan as in effect as of the Effective Date of this Plan.

               (r)  DISABILITY RETIREMENT DATE:  The words
          "Disability Retirement Date" shall mean the first day of the month after which a Participant terminating employment has satisfied all conditions specified in the foregoing Subsection for Disability.

               (s) EARLY RETIREMENT DATE: The words "Early Retirement Date" shall mean the first day of the month coinciding with or following the date a Participant terminates employment with the Employer after (i) earning at least 10 Years of Credited Service and (ii) attaining at least age 55.

               (t) EFFECTIVE DATE: The words "Effective Date" shall mean the 1st day of January, 1995.

               (u) ELIGIBLE SPOUSE: The words "Eligible Spouse" shall mean the spouse to whom the Participant is married for the one-year period preceding his date of death or the date on which payment of his Supplemental Retirement Income will commence.

               (v) EMPLOYER: The word "Employer" shall mean either the Company or any Subsidiary of the Company.

               (w) GOOD REASON: The words "Good Reason" when used in connection with a termination of employment after a Change of Control shall mean:

                    (i) the assignment to the Participant of any duties inconsistent in any respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect during the 90-day period immediately prior to the Change of Control, or any other action by the Company which results in a diminution in such position, compensation, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant;

                    (ii) the Employer's requiring the Participant to be based at any office or location more than 25 miles from where the Participant was employed immediately prior to the Change of Control, except for periodic travel reasonably required in the performance of the Participant's responsibilities; or

                    (iii)  the failure by the Company to comply
               with Section 14.3(a) of this Plan.

               (x)  LONG-TERM DISABILITY PLAN:  The words "Long-
          Term Disability Plan" shall mean the "Long-Term
          Disability Benefit Plan of Fleming Companies, Inc. and
          Its Subsidiaries."

               (y)  NORMAL RETIREMENT AGE:  The words "Normal
          Retirement Age" shall mean the 65th birthday of a Participant.

               (z)  NORMAL RETIREMENT DATE:  The words "Normal
          Retirement Date" shall mean the first day of the month coinciding with or following a Participant's Normal
          Retirement Age.

               (aa) OFFSET AMOUNTS: The words "Offset Amounts" shall mean that amount of other benefits which will be applied by the Committee in determining the amount of Supplemental Normal Retirement Income for any Participant. The Offset Amounts shall consist of the (i) Basic Retirement Income, (ii) any and all amounts which have been paid, or are due and payable to the Participant (and his dependents) as applied by and provided under Social Security to be calculated assuming the Participant has attained 65 years of age, and (iii) the present value of the "B" Account under the Consolidated Savings Plus Plan of Fleming Companies, Inc. and Its Subsidiaries, if any, attributable or paid to the Participant. The Offset Amounts shall include any amounts which have been paid or which are payable to a spouse, former spouse or his dependents pursuant to a "qualified domestic relations order" as defined in Section 414(p) of the Code. The present value of the "B" Account under the Consolidated Savings Plus Plan of Fleming Companies, Inc. and Its Subsidiaries will be calculated by the Actuary for the Plan to determine the Actuarial Equivalent amount of a single life annuity commencing on the Participant's Normal Retirement Date. If the Participant has accrued a benefit in any retirement plan of the Company or any Subsidiary qualified under Section 401(a) and Section 501(a) of the Code other than the Qualified Retirement Plan, the Committee may consider and apply such accrued benefit as an "offset amount" which will be applied against any Target Benefit which may be provided herein. Provided, however, no accrued benefits attributable to contributions made pursuant to Section 401(k) or Section

          401(m) of the Code shall be considered as "Offset
          Amounts."

               (bb) PARTICIPANT: The word "Participant" shall mean an Associate who during a Year shall meet the eligibility requirements of Article III herein for participation or reparticipation, as the case may be.

               (cc) PLAN: The word "Plan" shall mean the Amended and Restated Supplemental Retirement Income Plan of Fleming Companies, Inc. and Its Subsidiaries, as set forth in this instrument, and as hereafter amended from time to time.

               (dd) POSTPONED RETIREMENT DATE:  The words
          "Postponed Retirement Date" shall mean the first day of the month coinciding with or next following the date that a Participant retires under Section 5.3 herein subsequent to his Normal Retirement Date.

               (ee) QUALIFIED RETIREMENT PLAN:  The words
          "Qualified Retirement Plan" shall mean the employee pension plan sponsored by the Company which is qualified under Section 401(a) and Section 501(a) of the Code which is known as the "Consolidated Retirement Plan of Fleming Companies, Inc. and Its Subsidiaries."

               (ff) RETIREMENT DATE: The words "Retirement Date" shall mean a Participant's Early Retirement Date,
          Disability Retirement Date, Normal Retirement Date, or
          Postponed Retirement Date, whichever applies.

               (gg) SUBSIDIARY: The word "Subsidiary" shall mean any corporation with 80% or more of its voting common stock being owned by the Company.

               (hh) SUPPLEMENTAL DEATH BENEFIT:  The words
          "Supplemental Death Benefit" shall mean that additional benefit which could be paid to the Eligible Spouse or Beneficiary of a deceased Participant all as provided by
          Article VI hereof.

               (ii) SUPPLEMENTAL DISABILITY RETIREMENT INCOME: The words "Supplemental Disability Retirement Income" shall mean a monthly pension benefit computed in accordance with Section 8.1 herein.

               (jj) SUPPLEMENTAL EARLY RETIREMENT INCOME: The words "Supplemental Early Retirement Income" shall mean a monthly pension benefit computed in accordance with
          Section 7.1 herein.

               (kk) SUPPLEMENTAL NORMAL RETIREMENT INCOME: The words "Supplemental Normal Retirement Income" shall mean a monthly pension benefit computed in accordance with
          Section 5.1 herein.

               (ll) TARGET BENEFIT: The words "Target Benefit" shall mean that aggregate benefit which is "targeted" for a Participant selected by the Committee. The amount of Target Benefit of a Participant will (i) consist of that designated percentage of Annual Final Compensation earned by the Participant pursuant to the terms and provisions of this Plan, and (ii) depend on whether the Participant is a Category I Associate or Category II Associate as of his applicable Retirement Date or other termination of employment.

               (mm) YEAR: The word "Year" shall mean the annual period beginning on the first day following the last Saturday of December, and ending on the last Saturday of December of the calendar year immediately following.

               (nn) YEAR OF CREDITED SERVICE: The words "Year of Credited Service" shall have the same meaning and be calculated in the same manner as "Years of Credited Service" are computed under the Qualified Retirement Plan.

          2.2 CONSTRUCTION. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.

                           ARTICLE III

                          PARTICIPATION

          3.1 SELECTION FOR PARTICIPATION. In order to be eligible for participation in the Plan, an Associate must be selected by the Committee, which in its sole and absolute discretion shall determine eligibility for participation in accordance with the purposes of and to the extent permitted under the Plan. To this end, the only Associates who will be eligible to participate in this Plan will be Associates who are members of a select group of management Associates.

          3.2 PARTICIPATION IN CONSIDERATION FOR FUTURE SERVICES ONLY. Selection of an Associate by the Committee for participation in the Plan will be limited to those Associates who meet the qualification requirements heretofore described and will be deemed to be for all purposes in consideration of future services which will be rendered by such Associate to the Company or its Subsidiaries in order to retain such Associates and to ensure the continued growth, development and business of the Company and its Subsidiaries.

          3.3 OTHER AGREEMENTS. Any Associate having been selected by the Committee as a Participant, shall, as a condition of participation, complete and return to the Committee any and all other agreements which will relate to the election by the Participant to participate in the Plan and to agree to the terms and conditions thereof.

          3.4 CONTINUATION OF PARTICIPATION WHILE ON AUTHORIZED LEAVE OF ABSENCE OR AFTER DISABILITY. In the event that a Participant is on an Authorized Leave of Absence, such Participant shall continue to be eligible to be a Participant hereunder during such period of Authorized Leave of Absence. In the event that a Participant has incurred a Disability, Article VIII hereof shall govern such Participant.

                           ARTICLE IV

                          CONTRIBUTIONS

          4.1 PAYMENTS BY THE COMPANY AND/OR SUBSIDIARY. The payments required to fund the cost of the benefits provided by the Plan shall be made solely by the Company and/or any Subsidiary whose Associates are participating in the Plan.

                            ARTICLE V

              SUPPLEMENTAL NORMAL RETIREMENT INCOME

          5.1  CALCULATION OF SUPPLEMENTAL NORMAL RETIREMENT
INCOME.

               (a) GENERAL. Each Associate (either as a Category I Associate or Category II Associate) who has been selected by the Committee to be a Participant in the Plan, is also a participant in the Qualified Retirement Plan sponsored by the Company. Further, each Participant has also earned a benefit in the form of a Basic Retirement Income pursuant to the terms and provisions of the Qualified Retirement Plan as of the Effective Date or a date subsequent thereto. The Supplemental Normal Retirement Income will equal the difference, if any, between (i) the applicable Target Benefit selected for a Participant by the Committee and (ii) the Offset Amounts otherwise payable to the Participant as of his applicable Retirement Date or other termination of employment, as the case may be.

               (b) GUIDELINES FOR ACCRUAL OF TARGET BENEFIT. Each Participant will be awarded his Target Benefit by the Committee. Entitlement to the Target Benefit will be based upon whether the Participant is a Category I Associate or a Category II Associate, his Annual Final Compensation, and the amount of his Offset Amounts. Further, the applicable amount of Target Benefit to which a Participant may be entitled at any point in time between the date he has been selected for participation in the Plan and his Retirement Date or other termination of employment, as the case may be, shall be subject to the following general guidelines for determining the rate of accrual of such Target Benefit unless otherwise determined by the Committee:

                                           Guidelines for Rate of
                                        Accrual of Target Benefit
YEARS OF CREDITED SERVICE               AT NORMAL RETIREMENT DATE
                                        CATEGORY I    CATEGORY II

FIRST, if the Participant has less           0%            0%
than 10 Years of Credited Service

SECOND, after a Participant has earned at least 10 Years of Credited Service and he has attained the age of at least 55 years, he shall have accrued a Target Benefit which is not less than 50% of his Annual Final Compensation (if a Category I Associate) or 40% of his Annual Final Compensation (if a Category II Associate). For each Year of Credited Service earned after the initial 10 Years of Credited Service has been earned by a Participant, such Participant shall accrue an additional amount of his Target Benefit at the rate of 1% for each additional Year of Credited Service earned by the Participant but in no event shall such amount ever exceed the lesser of (i) the total Target Benefit otherwise payable to the Participant at his Normal Retirement Date or (ii) 80% of his Annual Final Compensation. Provided, the foregoing notwithstanding, the Committee, in its sole discretion, may, subject to the limitation that no Target Benefit may exceed 80% of a Participant's Annual Final Compensation, provide for a Participant's Target Benefit in a manner otherwise than as heretofore provided.

          5.2 POSTPONED RETIREMENT DATE. If a Participant continues his employment with the Employer to a date after his Normal Retirement Date ("Postponed Retirement Date"), his Supplemental Normal Retirement Income shall be deferred until his Postponed Retirement Date. Benefits to which he shall be entitled as of his benefit commencement date shall be his Supplemental Normal Retirement Income earned at his Normal Retirement Date without adjustment after such date.

          5.3 PAYMENT OF SUPPLEMENTAL NORMAL RETIREMENT INCOME. Notwithstanding any provision contained in this Plan to the contrary and except in the case of a Change of Control as specified in Section 9.2 of this Plan, no portion of Participant's Supplemental Normal Retirement Income to which he may be entitled shall be payable (i) prior to the date that he first satisfies the requirements for retiring on his applicable Retirement Date and
(ii) unless he actually terminates employment with the Employer on the applicable Retirement Date. Except as provided in Section 9.2 of this Plan, in the event commencement of benefits commence prior to a Participant's Normal Retirement Date, then, such benefits shall be adjusted as provided in Article VI in the event of a payment of a Supplemental Death Benefit, and as provided in Article VII in the event of a Supplemental Early Retirement Income, and as provided in Article VIII in the event of a Supplemental Disability Retirement Income.


                           ARTICLE VI

                     DEATH OF A PARTICIPANT

          6.1  PAYMENT OF DEATH BENEFIT.

               (a) At any point in time to the extent that a Participant is entitled to receive any portion of his Basic Retirement Income as determined pursuant to the terms and provisions of the Qualified Retirement Plan due to the death of the Participant while employed by the Company or a Subsidiary, the Eligible Spouse or Beneficiary of such Participant, as the case may be, shall be entitled to receive a Supplemental Death Benefit to be calculated as provided in Article V hereof and will be based upon the percentage of the Target Benefit earned by the Participant as of his date of death. Provided, however, in making such calculation under Article V hereof, the Participant shall be credited with Years of Credited Service equal to the greater of his actual Years of Credited Service or ten (10) Years of Credited Service. The Supplemental Death Benefit will be paid in the same manner as he has previously elected in his Agreement.

               (b) The foregoing Subsection (a) notwithstanding, in the event of the death of Participant who is in the employ of the Company or a Subsidiary prior to his first eligible Early Retirement Date, no benefit will be paid to either the Eligible Spouse or the Beneficiary of Participant in the form of a Supplemental Death Benefit until the date such Participant would have otherwise attained his first eligible Early Retirement Date assuming he had continued in the employ of the Company. In the event of the death of the Eligible Spouse or the Beneficiary, as the case may be, prior to such date, then no Supplemental Death Benefit will be paid pursuant to the terms of this Agreement or the Plan. In the event of the death of the Participant on or after his first eligible Early Retirement Date, then his Supplemental Death Benefit will be paid as hereinabove provided. Provided further, unless the Participant is in the employ of the Company as of the date of his death or unless he has previously terminated employment and commenced receipt of benefits, then, no Supplemental Death Benefit shall be paid to the Participant pursuant to the terms of this Agreement or the Supplemental Plan due to his death.

          6.2 BENEFICIARY DESIGNATION. In the event that the Eligible Spouse is not otherwise designated to receive the Supplemental Death Benefit otherwise payable to a Participant hereunder, then, such Supplemental Death Benefit shall be paid to the Beneficiary designated by the Participant who is then surviving and if there is no Beneficiary then surviving, such benefits will automatically be paid to the surviving Eligible Spouse of such Participant, or otherwise to the estate of such Participant.

                           ARTICLE VII

                        EARLY RETIREMENT

          7.1 SUPPLEMENTAL EARLY RETIREMENT INCOME. A Participant who has attained his Early Retirement Date may, with the consent of the Company, retire early and apply for a Supplemental Early Retirement Income. A Participant's Supplemental Early Retirement Income shall commence as of such Participant's Early Retirement Date. The monthly amount of a Supplemental Early Retirement Income to which a Participant shall be entitled for life shall be based on his Supplemental Normal Retirement Income earned by the Participant as of his Early Retirement Date; provided, that if the payments of such Supplemental Early Retirement Income commence prior to the Participant's Normal Retirement Date, such Supplemental Normal Retirement Income shall be actuarially adjusted as of the date of actual commencement of payments by multiplying the Participant's Supplemental Normal Retirement Income by the appropriate "early retirement adjustment factors" shown below based upon the Participant's age in years and completed months (calculated proportionately) at the date of actual commencement of payments; provided, however, that the Committee may in its sole discretion waive the application of the Early Retirement Adjustment Factors.

                        Early Retirement
                       Adjustment Factors
                       -------------------
                                           Percentage of Adjusted
                                               Target Benefit
                     Age                       for Participant
                     ---                   ----------------------

                    62-65                           100%
                    61                               94%
                    60                               88%
                    59                               82%
                    58                               76%
                    57                               70%
                    56                               64%
                    55                               58%


                          ARTICLE VIII

                           DISABILITY

          8.1 SUPPLEMENTAL DISABILITY RETIREMENT INCOME. If a Participant has satisfied all conditions of Disability, he shall be entitled to his Supplemental Disability Retirement Income. The monthly amount of a Supplemental Disability Retirement Income to which a Participant shall be entitled for life shall be based on his Supplemental Normal Retirement Income earned by the Participant as of his Disability Retirement Date. Payment of a Supplemental Disability Retirement Income payments shall not commence (i) prior to his first eligible Early Retirement Date assuming such Participant continued in the employ of the Employer, and (ii) until such Participant is no longer receiving benefits pursuant to the Long-Term Disability Plan. A Participant's Supplemental Disability Retirement Income will be adjusted like a Supplemental Early Retirement Income as provided in Section 7.1 hereof if benefits commence prior to attainment of the age of 62 years.

          8.2 PROOF OF DISABILITY. After a Participant's Disability Retirement Date the Committee may require that the Participant's continuing Disability be verified by medical examination at a location convenient to the Participant; provided, such Participant shall not be required to submit to more than one examination in a 12 month period. If, at any time prior to the Participant's Normal Retirement Age, the Committee determines that he no longer has a Disability, or if the Participant shall refuse to submit to a physical examination, the Committee shall direct that in computing such Participant's Supplemental Disability Retirement Income, only "Years of Credited Service" earned prior to such determination by the Committee be considered.

                           ARTICLE IX

                    TERMINATION OF EMPLOYMENT

          9.1 TERMINATION OF EMPLOYMENT PRIOR TO RETIREMENT DATE. In the event that a Participant for any reason other than death or approved retirement by the Employer on or after his applicable Early Retirement Date terminates his employment with the Employer prior to his Normal Retirement Date, then, except as provided in
Section 9.2 below, such Participant shall have no rights of any kind whatsoever in any Supplemental Normal Retirement Income (or any other benefit) otherwise to be paid pursuant to the terms of this Plan.

          9.2 ACCELERATION OF ACCRUAL OF TARGET BENEFIT UPON CHANGE OF CONTROL. In the event that there is a "change of control" as defined below of the Company, and within three years following such change of control, a Participant is terminated other than for Cause or death or Disability or terminates his employment for Good Reason, then, such Participant shall be fully vested and entitled to his full Supplemental Normal Retirement Income earned by such Participant as of his date of termination of employment with such Supplemental Retirement Income to be paid beginning immediately. Such Supplemental Normal Retirement Income shall not be reduced by any Early Retirement Adjustment Factors as provided in Article VII hereof and shall be calculated based upon such Participant's actual Annual Final Compensation earned by such Participant as of his termination of employment and the greater of such Participant's actual Years of Credited Service or ten (10) Years of Credited Service. In each case, the Participant shall have been deemed to have reached 65 years of age. Anything in this Plan to the contrary notwithstanding, if a Participant's employment with the Employer is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Plan as to such terminated Participant, a Change of Control shall mean the date immediately prior to the date of such termination. For the purposes of this Plan, the term "change of control" shall mean:

               (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more (the "Triggering Percentage") of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common

                    Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, in the event the "Incumbent Board" (as such term is hereinafter defined) pursuant to Section 7 of the Rights Agreement between the Company and The Liberty National Bank and Trust Company of Oklahoma City dated as of July 7, 1986 together with any additional amendments thereto (the "Rights Agreement") lowers the threshold amounts set forth in
                    Section 1(a) or 3(a) of the Rights Agreement, the Triggering Percentage shall be automatically reduced to equal the threshold set pursuant to Section 7 of the Rights Agreement; and provided, further, however, that the following acquisitions shall not constitute a change of control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition previously approved by at least a majority of the members of the Incumbent Board, (v) any acquisition approved by at least a majority of the members of the Incumbent Board within five (5) business days after the Company has notice of such acquisition, or (vi) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and
                    (iii) of subsection (c) of this Section 9.2;
                    or

               (b)  Individuals who, as of the date hereof,
                    constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office

                                -15
                    occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (c) Approval by the shareholders of the Company of a reorganization, share exchange, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

               (d)  Approval by the shareholders of the Company of
                    (i) a complete liquidation or dissolution of the Company or, (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

                            ARTICLE X

                  MANNER OF PAYMENT OF BENEFITS

          10.1 PAYMENT AT ACTUAL RETIREMENT. Upon the Participant terminating his employment with the Company on his applicable Retirement Date, then, such Participant shall be paid a benefit calculated as provided herein; and, such benefit shall be paid as Supplemental Early Retirement Income, Supplemental Disability Retirement Income or Supplemental Normal Retirement Income, as the case may be. Such Supplemental Normal Retirement income will be paid monthly on a single life basis for the life of the Participant unless an optional form of payment is selected by Participant. Provided, such selections are irrevocable and will be made by the Participant on the date the Participant becomes a participant in the Plan. The optional forms of payment permitted under the Plan are as follows:

                    OPTIONAL FORM OF PAYMENT

                   50% spouse survivor benefit
                   75% spouse survivor benefit
                  100% spouse survivor benefit
                         5 year certain
                         10 year certain
                         15 year certain

In the event that a Participant elects an optional form of payment as herein provided, the Actuary for the Plan shall actuarially adjust the amount of Supplemental Normal Retirement Income otherwise payable to the Participant if such payment was to be made on a single life basis to reflect the age of the Participant, his Beneficiary or his Eligible Spouse, as the case may be.

          10.2 PARTICIPANT TO ELECT METHOD OF DISTRIBUTION. On or about the time a Participant has been selected by the Committee to participate in the Plan, the Participant shall elect the method of distribution as described in Subsection 10.1 with respect to the time and the manner in which his Supplemental Retirement Income will be distributed. After the death of a Participant, a Beneficiary may not elect an alternate form of distribution.


                           ARTICLE XI

                   GENERAL BENEFIT PROVISIONS

          11.1 REEMPLOYED PARTICIPANTS WHO HAD BEEN RECEIVING PENSION BENEFITS. In the event that a Participant who was previously receiving any benefits under any provision of this Plan, and such Participant is reemployed with the Employer and if the Participant is again selected for participation in the Plan, the amount of previous benefits paid shall be taken into account and shall serve to actuarially reduce the Participant's Supplemental Normal Retirement Income payable at his subsequent Retirement Date.

          11.2 RESTRICTIONS ON ALIENATION OF BENEFITS. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant or Beneficiary under this Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right to a benefit under this Plan, then such right or benefit shall, in the discretion of the Committee, be held or applied for the benefit of such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Committee, in its sole and absolute discretion, may deem proper.

          11.3 NO TRUST. No action under this Plan by the Company, its Board of Directors or the Committee shall be construed as creating a trust, escrow or other secured or segregated fund in favor of the Participant, his Beneficiary, or any other persons otherwise entitled to his Supplemental Normal Retirement Income. The status of the Participant and his Beneficiary with respect to any liabilities assumed by the Company hereunder shall be solely those of unsecured creditors of the Employer. Any asset acquired or held by the Company or any Subsidiary in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust, escrow or other secured or segregated fund for the benefit of the Participant or his Beneficiaries or to be security for the performance of the obligations of the Company or any Subsidiary, but shall be, and remain a general, unpledged, unrestricted asset of the Company or any Subsidiary at all times subject to the claims of general creditors of the Company or any Subsidiary.

          11.4 WITHHOLDING AND OTHER EMPLOYMENT TAXES. The Company shall comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income or other taxes relating to any payments made under this Plan.

                           ARTICLE XII

               PROVISIONS RELATING TO PARTICIPANTS

          12.1 INFORMATION REQUIRED OF PARTICIPANTS. Payment of Benefits shall begin as of the payments date(s) provided in this Plan and no formal claim shall be required therefor; provided, in the interests of orderly administration of the Plan, the Committee may make reasonable requests of Participants and beneficiaries to furnish information which is reasonably necessary and appropriate to the orderly administration of the Plan, and, to that limited extent, payments under the Plan are conditioned upon the Participants and beneficiaries promptly furnishing true, full and complete information as the Committee may reasonably request.

          12.2 ABANDONMENT OF BENEFITS. Each Participant and Beneficiary shall file with the Committee, from time to time in writing, his post office address and each change of post office address, and any communication addressed to a Participant or beneficiary at his last post office address filed with the Committee, or if no such address was filed, then at his last post office address as shown on the Employer's records, shall be binding on the Participant or his Beneficiary for all purposes of the Plan, and the Committee shall not be obliged to search for or ascertain the whereabouts of any Participant or Beneficiary; provided, that the Committee shall mail an annual notice of unpaid pension benefits to such person at such last post office address. If the Committee furnishes such annual notice to any Participant, or Beneficiary of a deceased Participant, that he is entitled to a distribution, and the Participant or Beneficiary fails to claim such distribution or make his whereabouts known to the Committee within three years thereafter, such benefits shall be disposed of as follows:

               (a) if the whereabouts of such Beneficiary then is known to the Committee, payment shall be made to such beneficiary; or

               (b) if the whereabouts of such Participant and his Beneficiary is unknown to the Committee, the Committee may direct the distribution of a Participant's pension benefits on the same basis as though the Participant had died without designating a Beneficiary as provided in Subsection 6.2 herein.

          12.3 BENEFITS PAYABLE TO INCOMPETENTS. Any benefits payable hereunder to a minor or other person under legal disability may be made, at the discretion of the Committee, (i) directly to the said person, or (ii) to a parent, spouse, relative by blood or marriage, or the legal representative of the said person. The Committee shall not be required to see to the application of any such payment, and the payee's receipt shall be a full and final discharge of the Committee's responsibility hereunder.

          12.4 CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN. The establishment and maintenance of the Plan shall not be construed as conferring any legal rights upon any Participant to the continuation of employment with the Employer, nor shall the Plan interfere with the rights of the Employer to discharge any Participant with or without cause.

                          ARTICLE XIII

                       Administration and
                  ASSOCIATE BENEFITS COMMITTEE

          13.1 ALLOCATION OF RESPONSIBILITY FOR PLAN
ADMINISTRATION. The Committee shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan. In general, the Company shall have the sole responsibility for appointing and removing Committee members, as provided in Section 13.2 herein. The Company shall have the sole responsibility for amending or terminating, in whole or in part, this Plan. The Committee shall have the sole responsibility for the administration of the Plan which responsibility is specifically described in this Plan.

          13.2 APPOINTMENT OF COMMITTEE. The Plan shall be administered by the Committee which shall be appointed by and serve at the pleasure of the Board of Directors of the Company. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Company.

          13.3 CLAIMS PROCEDURE. The Committee shall make all determinations as to the right of any person to benefits. If any request for a benefit is wholly or partially denied, the Committee shall notify the person requesting the pension benefits, in writing, of such denial, including in such notification the following information:

               (a)  the specific reason or reasons for such denial;

               (b) the specific references to the pertinent Plan provisions upon which the denial is based;

               (c) a description of any additional material and information which may be needed to clarify the request, including an explanation of why such information is required; and

               (d) an examination of this Plan's review procedure with respect to denial of benefits.

Provided, that any such notice to be delivered to any Participant or beneficiary shall be mailed by certified or registered mail and shall be written to the best of the Committee's ability in a manner that may be understood without legal counsel.

          13.4 REVIEW PROCEDURE. Any Participant or Beneficiary whose claim has been denied in accordance with Section 13.3 herein may appeal to the Committee for review of such denial by making a written request therefor within 60 days of receipt of the notification of such denial. Such Participant or Beneficiary may examine documents pertinent to the review and may submit to the Committee written issues and comments. Within 60 days after receipt of the request for review, the Committee shall communicate to the claimant, in writing, its decision, and the communication shall set forth the reason or reasons for the decision and specific reference to those Plan provisions upon which the decision is based.

          13.5 RECORDS AND REPORTS. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with the Act and governmental regulations issued thereunder relating to records of the Participant's accounts and benefits which may be paid under the Plan; and to notify
Participants and Beneficiaries as required.

          13.6 OTHER COMMITTEE POWERS AND DUTIES. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

               (a) to construe and interpret the Plan in its sole and absolute discretion, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

               (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

               (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

               (d)  to receive from the Employer and from
          Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

               (e) to furnish the Employer, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

               (f) to appoint and employ individuals and any other agents it deems advisable, including legal counsel, to assist in the administration of the Plan and to render advice with respect to any responsibility of the Committee, or any of its individual members, under the Plan;

               (g) to allocate among themselves who shall be responsible for specific duties and to designate fiduciaries (other than Committee members) to carry out responsibilities under the Plan; provided that any such allocations shall be reduced to writing, signed by all Committee members, and filed in a permanent Committee minute book; and

               (h) to maintain continuing review of the Act and the Code, implementing regulations thereto and suggest changes and modifications to the Employer in connection with delegations of responsibility, as appropriate, and amendments to the Plan.

          13.7 RULES AND DECISIONS. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants and beneficiaries in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Company.

          13.8 COMMITTEE PROCEDURES. The Committee may act at a meeting or in writing without a meeting. The Committee shall have a chairman, and appoint a secretary, who may or may not be a Committee member. The secretary shall keep a record of all meetings in a permanent Committee minute book and forward all necessary communications to the Employer. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, to the extent permitted by law, shall not be responsible for any such action or failure to act.


                           ARTICLE XIV

                    AMENDMENT AND TERMINATION

          14.1 RIGHT TO AMEND OR ALTER PLAN. The Plan may be amended by the Company from time to time in any respect whatever by resolution of the Company specifying such amendment; provided, however, this Plan may not be amended after a Change of Control in any manner which adversely affects any Participant without the consent of the affected Participant.

          14.2 RIGHT TO TERMINATE PLAN. The Company expressly reserves the right to terminate this Plan in whole or in part at any time; provided, however, this Plan may not be terminated in the event of a Change of Control without the consent of all of the Participants.

          14.3 MERGER OR TERMINATION OF QUALIFIED RETIREMENT PLAN.

               (a) MERGER OF COMPANY; SUCCESSOR MUST ASSUME PLAN. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the Company's and any Subsidiary's obligations under this Plan in the same manner and to the same extent that the Company or such Subsidiary would be required to perform if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any succession shall be a breach by the Company of its obligations under this Plan and shall entitle the Participant to compensation from the Company in the same amount and on the same terms as the Participant would be entitled to hereunder if the Participant terminated employment for Good Reason following a Change of Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination of employment.

               (b) TERMINATION OF QUALIFIED RETIREMENT PLAN. In the event of the termination of the Company's Qualified Retirement Plan, then, in calculating any Supplemental Normal Retirement Income which would otherwise be paid to Participant under this Plan, the Basic Retirement Income earned by Participant under the Qualified Retirement Plan will be calculated as of such termination date and will be applied at such time to determine the amount of Target Benefit to which Participant would be entitled under this Plan; and the Target Benefit will be paid as otherwise provided under the Agreement and the Plan.

          14.4 FORFEITURE OF ALL BENEFITS. In the event that (i) the Participant is discharged from employment service with the Company for acts of dishonesty, fraud, theft, embezzlement, (ii) upon the conviction by a court of competent jurisdiction of a crime that is deemed to be a felony under the laws of the State of Oklahoma (or any other state) or laws of the United States, or
(iii) in the event the Participant commits any other act or acts which are injurious and adversely impacts the Company in any manner whatsoever, then, in such events, the Committee, in its sole discretion, may determine that any benefit which would otherwise be provided to the Participant, his Beneficiary or his Eligible Spouse under the Agreement or the Plan shall be forfeited in its entirety, and it shall thereafter be deemed as if the Participant never was selected for participation in the Plan. Provided, however, that the provisions of this Section 14.4 shall not be applicable in the event a Change of Control has occurred.

                              -24

                           ARTICLE XV

                   MISCELLANEOUS PROVISIONS


          15.1 ARTICLES AND SECTION TITLES AND HEADINGS. The titles and headings at the beginning of each Article and Section shall not be considered in construing the meaning of any provisions in this Plan.

          15.2 LAWS OF OKLAHOMA TO GOVERN. The provisions of this Plan shall be construed, administered and enforced according to the laws of the State of Oklahoma. All Contributions to the Trust shall be deemed to take place in the State of Oklahoma.

          EXECUTED as of the 2nd day of March, 1995.


                                FLEMING COMPANIES, INC., a
                                corporation


                                By: /s/ ROBERT E. STAUTH
                                    -----------------------------------

                                    Robert E. Stauth, Chairman,
                                    President and Chief Executive
                                    Officer

                                          "COMPANY"


                                -25-